Exhibit (m)(5)(b)

APPENDIX A

(to the Class B Shares

Distribution and Service Plan Under Rule 12b-1)

June 12, 2009

Forward Global Infrastructure Fund

Forward International Real Estate Fund

Forward Select Income Fund

Forward Strategic Realty Fund